                                                                     Exhibit 1.2

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                                  GARMIN LTD.


                           (a Cayman Islands company)


                            1,575,000 Common Shares


                        INTERNATIONAL PURCHASE AGREEMENT











Dated: December ., 2000

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                               TABLE OF CONTENTS

                                                                                 Page
SECTION 1.     Representations and Warranties....................................   3
SECTION 2.     Sale and Delivery to International Managers; Closing..............  14
SECTION 3.     Covenants of the Company..........................................  16
SECTION 4.     Payment of Expenses...............................................  19
SECTION 5.     Conditions of International Managers' Obligations.................  20
SECTION 6.     Indemnification...................................................  24
SECTION 7.     Contribution......................................................  27
SECTION 8.     Representations, Warranties and Agreements to Survive Delivery....  29
SECTION 9.     Termination of Agreement..........................................  29
SECTION 10.    Default by One or More of the International Managers..............  29
SECTION 11.    Default by One or More of the Selling Shareholders or the Company.  30
SECTION 12.    Notices...........................................................  31
SECTION 13.    Parties...........................................................  31
SECTION 14.    Governing Law and Time............................................  31
SECTION 15.    Agent for Service of Process......................................  32
SECTION 16.    Effect of Headings................................................  32

SCHEDULE A   International Underwriting Schedule

SCHEDULE B   International Securities to be Sold (Company and Selling
             Shareholders Combined)

SCHEDULE C   Selling Price

SCHEDULE D   List of Persons and Entities Subject to Lock-up

Exhibit A-1  Form of Opinion of Sonnenschein Nath & Rosenthal, Counsel for the
             Company, to be Delivered Pursuant to Section 5(b)(i)

                                       i
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Exhibit A-2  Form of Opinion of Maples and Calder, Special Cayman Islands
             Counsel for the Company, to be Delivered Pursuant to Section
             5(b)(ii)

Exhibit A-3  Form of Opinion of Fortune Land Law Offices, Special Taiwan Counsel
             for the Company, to be Delivered Pursuant to Section 5(b)(iii)

Exhibit A-4  Form of Opinion of Shook, Hardy & Bacon, Special Regulatory Counsel
             for the Company, to be Delivered Pursuant to Section 5(b)(iv)

Exhibit B    Form of Opinion of Counsel for the Selling Shareholders, to be
             Delivered Pursuant to Section 5(c)

Exhibit C    Form of Lock-up from Directors, Officers or Other Shareholders pursuant to Section 5(k)

Annex A      Form of Accountants' Comfort Letter Pursuant to Section 5(g)

                                  GARMIN LTD.


                           (a Cayman Islands company)


                            1,575,000 Common Shares


                          (Par Value $0.01 Per Share)



                        INTERNATIONAL PURCHASE AGREEMENT

                                                         Dated: December ., 2000

MERRILL LYNCH INTERNATIONAL
CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED
 as Lead Managers of the several International Managers
c/o  Merrill Lynch International
Ropemaker Place
25 Ropemaker Street
London EC2Y 9LY
England

Ladies and Gentlemen:

          Garmin Ltd., a Cayman Islands company (the "Company"), together with its subsidiaries, Garmin Corporation, a company formed under the laws of Taiwan, Republic of China ("Garmin Corp.") and Garmin International, Inc., a company formed under the laws of the State of Kansas ("Garmin International"), and the persons listed in Schedule B hereto (the "Selling Shareholders"), confirm their respective agreements with Merrill Lynch International ("MLI"), Credit Suisse First Boston (Europe) Limited ("CSFB Europe") and each of the other international underwriters named in Schedule A hereto (collectively, the "International Managers", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom MLI and CSFB Europe are acting as representatives (in such capacity, the "Lead Managers"), with respect to (i) the issue and sale by the Company and the Selling Shareholders, acting severally and not jointly, and the purchase by the International Managers, acting severally and not jointly, of the respective numbers of Common Shares, par value $0.01 per share, of the Company ("Common Shares") set forth in said Schedules A and B hereto and (ii) the grant by the Company and the Selling Shareholders to the International Managers, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 236,250 additional Common Shares to cover over-allotments, if any. The aforesaid 1,575,000 Common Shares (the "Initial International Securities") to be purchased by the International Managers and all or any part of the 236,250 Common Shares subject to the option described in Section 2(b) hereof (the "International Option Securities") are hereinafter called, collectively, the "International Securities".

          It is understood that the Company is concurrently entering into an agreement dated the date hereof (the "U.S. Purchase Agreement") providing for the offering by the Company of an aggregate of 8,925,000 Common Shares (the "Initial U.S. Securities") through arrangements with certain underwriters in the United States and Canada (the "U.S. Underwriters") for which Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Credit Suisse First Boston Corporation ("CSFB, and together with Merrill Lynch, the "U.S. Representatives") are acting as representatives and the grant by the Company and the Selling Shareholders to the U.S. Underwriters, acting severally and not jointly, of options to purchase all or any part of the U.S. Underwriters' pro rata portion of up to 1,338,750 additional Common Shares solely to cover overallotments, if any (the "U.S. Option Securities" and, together with the International Option Securities, the "Option Securities").
The Initial U.S. Securities and the U.S. Option Securities are hereinafter called the "U.S. Securities". It is understood that the Company is not obligated to sell and the International Managers are not obligated to purchase, any Initial International Securities unless all of the Initial U.S. Securities are contemporaneously purchased by the U.S. Underwriters.

          The International Managers and the U.S. Underwriters are hereinafter collectively called the "Underwriters", the Initial International Securities and the Initial U.S. Securities are hereinafter collectively called the "Initial Securities", and the International Securities and the U.S. Securities are hereinafter collectively called the "Securities".

          The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch and CSFB.

          The Company and the Selling Shareholders understand that the International Managers propose to make a public offering of the International Securities as soon as the Lead Managers deem advisable after this Agreement has been executed and delivered.

          The Company, the Selling Shareholders and the International Managers agree that up to 10% of the Initial International Securities to be purchased by the International Managers and that up to 10% of the Initial U.S. Securities to be purchased by the U.S. Underwriters (collectively, the "Reserved Securities") shall be reserved for sale by the Underwriters to certain eligible employees, their relatives, and friends of the Company and its subsidiaries and persons having business relationships with the Company, as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by such eligible employees, their relatives, and friends of the Company and its subsidiaries and persons having business relationships with the Company by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-45514) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b).
Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the International Securities (the "Form of International Prospectus") and one relating to the U.S. Securities (the "Form of U.S. Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus, except for the front and back cover pages and the information under the caption "Underwriting". The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective
(a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each Form of International Prospectus and Form of U.S. Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of International Prospectus and the final Form of U.S. Prospectus in the forms first furnished to the Underwriters for use in connection with the offering of the Securities are herein called the "International Prospectus" and the "U.S. Prospectus," respectively, and collectively, the "Prospectuses." If Rule 434 is relied on, the terms "International Prospectus" and "U.S. Prospectus" shall refer to the preliminary International Prospectus dated November 15, 2000 and preliminary U.S. Prospectus dated November 15, 2000, respectively, each together with the applicable Term Sheet and all references in this Agreement to the date of such Prospectuses shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the International Prospectus, the U.S. Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

          SECTION 1.  Representations and Warranties.

          (a) Representations and Warranties by the Company. The Company, Garmin Corp. and Garmin International represent and warrant to each International Manager as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of

Delivery (if any) referred to in Section 2(b) hereof, and agree with each International Manager, as follows:

                 (i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

          At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectuses, any preliminary prospectuses and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Time, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectuses and such preliminary prospectuses, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Securities. Neither of the Prospectuses nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectuses or any amendments or supplements thereto were issued and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectuses shall not be "materially different", as such term is used in Rule 434, from the prospectuses included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the International Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any International Manager through the Lead Managers expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the International Prospectus (or any amendment or supplement thereto), which information consists only of the following information in the section of the Registration Statement and International Prospectus entitled "Underwriting": the first paragraph under the subsection entitled "Commissions and Discounts," the last paragraph under the subsection entitled "Quotation on the Nasdaq National Market" and the information under the subsections entitled "Intersyndicate Agreement" and "Price Stabilization, Short Positions and Penalty Bids."

          Each preliminary prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectuses delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

               (ii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

               (iii) Financial Statements. The financial statements included in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

               (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, other than the dividend to effect the
     1.12379256 for 1 stock split with respect to the Company's Common Shares.

               (v) Good Standing of the Company. The Company has been duly organized and is validly existing as a company in good standing under the laws of the Cayman Islands and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (vi) Good Standing of Subsidiaries. Each of Garmin Corp. and Garmin International (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21 to the Registration Statement.

          (vii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Prospectuses). The shares of issued and outstanding capital stock, including the Securities to be purchased by the International Managers and the U.S. Underwriters from the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock, including the Securities to be purchased by the International Managers and the U.S. Underwriters from the Selling Shareholders, was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

          (viii) Authorization of Agreement. This Agreement and the U.S. Purchase Agreement have been duly authorized, executed and delivered by the Company, Garmin Corp. and Garmin International.

          (ix) Authorization and Description of Securities. The Securities to be purchased by the International Managers and the U.S. Underwriters from the Company have been duly authorized for issuance and sale to the International Managers pursuant to this Agreement and the U.S. Underwriters pursuant to the U.S. Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to this Agreement and the U.S. Purchase Agreement, respectively, against payment of the consideration set forth herein and in the U.S. Purchase Agreement, respectively, will be validly issued, fully paid and non-assessable; the Common Shares conform to all statements relating thereto contained in the Prospectuses and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

          (x) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its Memorandum or Articles of Association or charter or by-laws, as applicable, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the U.S. Purchase Agreement and the consummation of the transactions contemplated in this Agreement, the U.S. Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use of Proceeds") and compliance by the Company with its obligations under this Agreement and the U.S. Purchase Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the Memorandum or Articles of Association or charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

          (xi) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

          (xii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement and in the U.S. Purchase Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

          (xiii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits thereto which have not been so described and filed as required.

          (xiv) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and, except as otherwise provided to Underwriters' counsel in a written certificate specifically reflecting this section of this Agreement, neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

          (xv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder and under the U.S. Purchase Agreement, in connection with the offering, issuance or sale of the Securities under this Agreement and under the U.S. Purchase Agreement or the consummation of the transactions contemplated by this Agreement and the U.S. Purchase Agreement, except (i) such as have been already made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky laws and (ii) such as have been made or obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities are offered.

          (xvi) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (xvii) Title to Property. Except as otherwise disclosed in the Prospectuses, the Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectuses or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectuses, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

          (xviii) Compliance with Cuba Act. The Company and its subsidiaries have complied with, and are and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or are exempt therefrom.

          (xix) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and as contemplated by the U.S. Purchase Agreement and the application of the net proceeds therefrom as described in the Prospectuses will not be, an "investment company" or an entity "controlled" by an

     "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xx) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

          (xxi) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

          (xxii) No Unlawful Payment. Neither the Company nor any of its subsidiaries, nor, to the best knowledge of the Company, Garmin Corp. and Garmin International, any director, officer, employee, agent or other affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries, has made any unlawful payment or expense relating to political activity; made any direct or indirect unlawful payment to any Taiwanese or Cayman Islands or foreign governmental official or employee from corporate funds; or made any unlawful payment or taken any other unlawful action which is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the "FCPA"), or which would have been in violation of the FCPA had any of such persons been subject to the FCPA at all times.

          (xxiii) Reorganization. The reorganization described in the section of the Registration Statement and Prospectuses entitled "Reorganization" and contemplated by the Shareholders Agreement has been completed, and together with (1) that certain letter agreement dated September 20, 2000 addressed to Garmin Ltd. From Merrill Lynch

     Capital Corporation, Garmin Funding, Inc. and Citibank, N.A. (collectively, the "Lenders"), (2) those certain Demand Promissory Notes dated September 20, 2000 made by Garmin Ltd. in favor of each of the Lenders (the "Notes"),
     (3) the Guarantee (as defined in the Notes), (4) the Guarantor Pledge Agreement (as defined in the Notes), (5) the Guarantor Cash Collateral and Blocked Account Agreement (as defined in the Notes), (6) the Subordination Agreement (as defined in the Notes, (7) the Fee Letter (as defined in the Notes), (8) the Escrow Agreement dated as of September 20, 2000 among Garmin Ltd., Dr. E.F. Lan and International Commerce Bank of China, and (9) the Borrow Cash Collateral and Blocked Account Agreement (as defined in the Notes) (the documents described in the above clauses (1) through (9) as executed and delivered on September 20, 2000 being collectively referred to herein as the "Bridge Loan Agreements") and (10) the Shareholders Agreement complies in all respects with applicable law.

          (xxiv) No Other Brokerage Fee. Except as disclosed in the Prospectuses, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

     (b) Representations and Warranties by the Selling Shareholders. Each Selling Shareholder severally represents and warrants to each International Manager as of the date hereof, as of the Closing Time, and agrees with each International Manager, as follows:

          (i) Accurate Disclosure. To the knowledge of such Selling Shareholder, the representations and warranties of the Company contained in
     Section 1(a) hereof are true and correct; the Registration Statement, the Prospectuses and any amendments or supplements thereto (including any prospectus wrapper), insofar as it relates to such Selling Shareholder, does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; such Selling Shareholder is not prompted to sell the Securities to be sold by such Selling Shareholder hereunder and under the U.S. Purchase Agreement by any information concerning the Company or any subsidiary of the Company which is not set forth in the Prospectuses.

          (ii) Authorization of Agreements. Such Selling Shareholder has the full right, power and authority to enter into this Agreement, the U.S. Purchase Agreement and a Power of Attorney (the "Power of Attorney") and a Letter of Transmittal and Custody Agreement (the "Custody Agreement") and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder hereunder and under the U.S. Purchase Agreement. The execution and delivery of this Agreement, the U.S. Purchase Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and therein and compliance by such Selling Shareholder with its obligations hereunder and thereunder have been duly authorized by such Selling Shareholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties.

          (iii) Good and Marketable Title. Such Selling Shareholder has and will at the Closing Time have good and marketable title to the Securities to be sold by such Selling Shareholder hereunder and under the U.S. Purchase Agreement, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement and the U.S. Purchase Agreement; and upon delivery of such Securities and payment of the purchase price therefor as herein contemplated, assuming each such International Manager or U.S. Underwriter, as the case may be, has no notice of any adverse claim, each of the International Managers or U.S. Underwriters, as the case may be, will receive good and marketable title to the Securities purchased by it from such Selling Shareholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

          (iv) Due Execution of Power of Attorney and Custody Agreement. Such Selling Shareholder has duly executed and delivered, in the form heretofore furnished to CSFB and Merrill Lynch, the Power of Attorney and the Custody Agreement with Min H. Kao and Gary L. Burrell, or either of them, as attorney(s)-in-fact (the "Attorney(s)-in-Fact") and UMB Bank N.A., as custodian (the "Custodian"); the Custodian is authorized to deliver the Securities to be sold by such Selling Shareholder hereunder and under the U.S. Purchase Agreement and to accept payment therefor; and each Attorney-in-Fact is authorized to execute and deliver this Agreement and the U.S. Purchase Agreement and the certificate referred to in Section 5(f) hereof and thereof or that may be required pursuant to Section 5(m) hereof and thereof on behalf of such Selling Shareholder, to sell, assign and transfer to the International Managers or U.S. Underwriters, as the case may be, the Securities to be sold by such Selling Shareholder hereunder and thereunder, to determine the purchase price to be paid by the International Managers or U.S. Underwriters, as the case may be, to such Selling Shareholder, as provided in Section 2(a) hereof and of the U.S. Purchase Agreement, to authorize the delivery of the Securities to be sold by such Selling Shareholder hereunder and thereunder, to accept payment therefor, and otherwise to act on behalf of such Selling Shareholder in connection with this Agreement and the U.S. Purchase Agreement.

          (v) Absence of Manipulation. Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (vi) Absence of Further Requirements. To the best knowledge of such Selling Shareholder, no filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by each Selling Shareholder of its obligations hereunder or under the U.S. Purchase Agreement or in the Power of Attorney and the Custody Agreement, or in connection with the sale and delivery of the Securities hereunder or under the U.S. Purchase Agreement or the consummation of the transactions contemplated by this Agreement and the U.S. Purchase Agreement, except (i) such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky laws and (ii) such as have been made or obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities are offered.

          (vii) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectuses, such Selling Shareholder will not, without the prior written consent of Merrill Lynch and CSFB, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to
     (A) the Securities to be sold hereunder or under the U.S. Purchase Agreement or (B) to any offer, sale, assignment or other transfer of Common Shares by any of the Company's executive officers, directors or other shareholders to family trusts, provided that such trusts agree in writing with Merrill Lynch and CSFB to be bound by a lock-up agreement in form identical to Exhibit C hereto and to the U.S. Purchase Agreement.

          (viii) Certificates Suitable for Transfer. Certificates for all of the Securities to be sold by such Selling Shareholder pursuant to this Agreement and the U.S. Purchase Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed (except in the case of Taiwanese Selling Shareholders), have been placed in custody with the Custodian with irrevocable conditional instructions to deliver such Securities to the Underwriters pursuant to this Agreement and the U.S. Purchase Agreement.

          (ix) No Association with NASD. Neither such Selling Shareholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with

     (within the meaning of Article I, Section 1(m) of the By-laws of the National Association of Securities Dealers, Inc.), any member firm of the National Association of Securities Dealers, Inc.

          (x) No Unlawful Payment. Neither such Selling Shareholder, nor, to the best knowledge of such Selling Shareholder, any director, officer, employee, agent or other affiliate or other person associated with or acting on behalf of such Selling Shareholder, has made any unlawful payment or expense relating to political activity; made any direct or indirect unlawful payment to any Taiwanese or Cayman Islands or foreign governmental official or employee from corporate funds; or made any unlawful payment or taken any other unlawful action which is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the "FCPA"), or which would have been in violation of the FCPA had any of such persons been subject to the FCPA at all times.

     (c) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Lead Managers or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholder as such and delivered to the Lead Managers or to counsel for the Underwriters pursuant to the terms of this Agreement and the U.S. Purchase Agreement shall be deemed a representation and warranty by such Selling Shareholder to the Underwriters as to the matters covered thereby.

       SECTION 2.  Sale and Delivery to International Managers; Closing.

     (a) Initial International Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each Selling Shareholder, severally and not jointly, agree to sell to each International Manager, severally and not jointly, and each International Manager, severally and not jointly, agrees to purchase from the Company and each Selling Shareholder, at the price per share set forth in Schedule C, that proportion of the number of Initial International Securities set forth in Schedule B opposite the name of the Company or such Selling Shareholder, as the case may be, which the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager, plus any additional number of Initial International Securities which such International Manager may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial International Securities, subject, in each case, to such adjustments among the International Managers as the Lead Managers in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

     (b) International Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Shareholders, acting severally and not jointly, hereby grant an option to the International Managers, severally and not jointly, to purchase up to an additional 236,250 Common Shares, as set forth in Schedule B, at the price per share set forth in

Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial International Securities but not payable on the International Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial International Securities upon notice by CSFB to the Company and the Selling Shareholders setting forth the number of International Option Securities as to which the several International Managers are then exercising the option and the time and date of payment and delivery for such International Option Securities. Any such time and date of delivery for the International Option Securities (a "Date of Delivery") shall be determined by CSFB, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the International Option Securities, each of the International Managers, acting severally and not jointly, will purchase that proportion of the total number of International Option Securities then being purchased which the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager bears to the total number of Initial International Securities, subject in each case to such adjustments as CSFB in its discretion shall make to eliminate any sales or purchases of fractional shares.

     (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial International Securities shall be made at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, or at such other place as shall be agreed upon by Merrill Lynch and the Company and the Selling Shareholders, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern Time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by Merrill Lynch, the Company and the Selling Shareholders (such time and date of payment and delivery being herein called "Closing Time").

     In addition, in the event that any or all of the International Option Securities are purchased by the International Managers, payment of the purchase price for, and delivery of certificates for, such International Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by Merrill Lynch and the Company and the Selling Shareholders, on each Date of Delivery as specified in the notice from Merrill Lynch to the Company and the Selling Shareholders.

     Payment shall be made to the Company and the Selling Shareholders by wire transfer of immediately available funds to bank accounts designated by the Company and the Custodian pursuant to each Selling Shareholder's Power of Attorney and Custody Agreement, as the case may be, against delivery to the Lead Managers for the respective accounts of the International Managers of certificates for the International Securities to be purchased by them. It is understood that each International Manager has authorized the Lead Managers, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial International Securities and the International Option Securities, if any, which it has agreed to purchase. MLI or CSFB Europe, individually and not as representatives of the International Managers, may (but shall not be obligated to) make payment of the purchase price for the Initial

International Securities or the International Option Securities, if any, to be purchased by any International Manager whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such International Manager from its obligations hereunder.

     (d) Denominations; Registration. Certificates for the Initial International Securities and the International Option Securities, if any, shall be in such denominations and registered in such names as the Lead Managers may request in writing at least three full business days before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial International Securities and the International Option Securities, if any, will be made available for examination and packaging by the Lead Managers in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     SECTION 3. Covenants of the Company. The Company covenants with each International Manager as follows:

     (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Lead Managers immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) Filing of Amendments. The Company will give the Lead Managers notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectuses, will furnish the Lead Managers with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Lead Managers or counsel for the Underwriters shall reasonably object.

     (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Lead Managers and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts as the Lead Managers may reasonably request, and will also deliver to the Lead Managers, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the International Managers. The copies of the Registration Statement and each amendment thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) Delivery of Prospectuses. The International Managers acknowledge that the Company has delivered to each International Manager, without charge, as many copies of each preliminary prospectus as such International Manager reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each International Manager, without charge, during the period when the International Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of the International Prospectus (as amended or supplemented) as such International Manager may reasonably request. The International Prospectus and any amendments or supplements thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the U.S. Purchase Agreement and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), at its own expense, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the International Managers such number of copies of such amendment or supplement as the International Managers may reasonably request. Neither the Lead Managers' consent to, nor the International Managers' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

     (f) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the International Managers, to qualify the International Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Lead Managers may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the International Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

     (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectuses under "Use of Proceeds".

     (i) Listing. The Company will use its reasonable best efforts to effect and maintain the quotation of the Securities on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

     (j) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectuses, the Company will not, without the prior written consent of Merrill Lynch and CSFB, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or under the U.S. Purchase Agreement, (B) any Common Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectuses, (C) any Common Shares issued or options to purchase Common Shares granted pursuant to the Company's 2000 Equity Incentive Plan, (D) any Common Shares issued or options to purchase Common Shares granted pursuant to the 2000 Non-Employee Directors Option Plan or any dividend reinvestment plan, (E) any Common Shares issued pursuant to the Company's Employee Stock Purchase Plan, (F) any Common Shares issued pursuant to Garmin International's Savings and Profit Sharing Plan, (G) any offer, sale, assignment or other transfer of Common Shares by any of the Company's executive officers, directors or other shareholders to family trusts, provided that such trusts agree to be bound by a lock-up agreement substantially in the form of Exhibit C hereto or to the U.S. Purchase Agreement, or (H) any equity shares issued in connection with any bona fide business acquisition of or by the Company (whether by reconstruction or amalgamation, consolidation, sale of assets, sale or exchange of stock or otherwise), provided that prior to any such issuance, the recipients of such equity shares in such transaction shall have agreed in writing that, unless they have received the prior consent of CSFB and Merrill Lynch, they will be bound by the lock-up restrictions described above for the remainder of such 180-day period.

     (k) Reporting Requirements. The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

     (l) Compliance with NASD Rules. The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by the National Association of Securities Dealers, Inc. (the "NASD") or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The International Managers will notify the Company as to which persons will need to be so restricted. At the request of the International Managers, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the International Managers for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

     (m) Compliance with Rule 463. The Company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 of the 1933 Act Regulations.

     SECTION 4. Payment of Expenses. Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the International Managers of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the International Securities, (iii) the preparation, issuance and delivery of the certificates for the International Securities to the International Managers, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the International Securities to the International Managers and the transfer of the Securities between the U.S. Underwriters and the International Managers, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the International Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the International Managers of copies of each preliminary prospectus, any Term Sheets and of the Prospectuses and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the International Managers of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the International Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the International Securities, (x) the fees and expenses incurred in connection with the inclusion of the International Securities in the Nasdaq National Market and
(xi) all costs and expenses of the International Managers, including the reasonable fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Securities which are designated by the Company for sale to employees, their relatives, and friends of the Company and its subsidiaries and others having a business relationship with the Company.

     (a) Expenses of the Selling Shareholders. The Selling Shareholders, jointly and severally, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by this Agreement, including any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the International Securities to the International Managers and their transfer between the International Managers pursuant to an agreement between such International Managers, and the Company will pay the fees and disbursements of the Selling Shareholders' respective counsel and accountants.

     (b) Termination of Agreement. If this Agreement is terminated by the Lead Managers in accordance with the provisions of Section 5, Section 9(a)(i) or
Section 11 hereof, the Company shall reimburse the International Managers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     (c) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholders may make for the sharing of such costs and expenses.

     SECTION 5. Conditions of International Managers' Obligations. The obligations of the several International Managers hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

     (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

     (b) Opinion of Counsel for Company. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of:

          (i) Sonnenschein Nath & Rosenthal, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other International Managers to the effect set forth in Exhibit A-1 hereto and to such further effect as counsel to the Underwriters may reasonably request;

          (ii) Maples and Calder, special Cayman Islands counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other International Managers to the effect set forth in Exhibit A-2 hereto and to such further effect as counsel to the Underwriters may reasonably request;

          (iii) Fortune Land Law Offices, special Taiwan counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other International Managers to the effect set forth in Exhibit A-3 hereto and to such further effect as counsel to the Underwriters may reasonably request; and

          (iv) Shook, Hardy & Bacon, special regulatory counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other International Managers to the effect set forth in Exhibit A-4 hereto and to such further effect as counsel to the Underwriters may reasonably request.

     (c) Opinion of Counsel for the Selling Shareholders. At Closing Time, the Lead Managers shall have received the favorable opinions, dated as of Closing Time, of Sonnenschein Nath & Rosenthal, counsel for the U.S. Selling Shareholders, and Fortune Land Law Offices, counsel for the Taiwan Selling Shareholders, as applicable, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other International Managers to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

     (d) Opinion of Counsel for Underwriters. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of Simpson Thacher & Bartlett, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other International Managers with respect to the matters set forth in clauses 6, 7, 9 (solely as to the requirements of the Nasdaq National Market), 11 (solely as to the information in the Prospectuses under "Description of Share Capital--Common Shares") and the penultimate paragraph of Exhibit A-1 hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Lead Managers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

     (e) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Lead Managers shall have received a certificate of a Co-CEO of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time,
(iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company's knowledge, are contemplated by the Commission.

     (f) Certificate of Selling Shareholders. At Closing Time, the Lead Managers shall have received a certificate of an Attorney-in-Fact on behalf of each Selling Shareholder, dated as of Closing Time, to the effect that (i) the representations and warranties of each Selling Shareholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) each Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

     (g) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Lead Managers shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Lead Managers, together with signed or reproduced copies of such letter for each of the other International Managers containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

     (h) Bring-down Comfort Letter. At Closing Time, the Lead Managers shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

     (i) Approval of Listing. At Closing Time, the Securities shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

     (j) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

     (k) Lock-up Agreements. At the date of this Agreement, the Lead Managers shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule D hereto.

     (l) Purchase of Initial U.S. Securities. Contemporaneously with the purchase by the International Managers of the Initial International Securities under this Agreement, the U.S. Underwriters shall have purchased the Initial U.S. Securities under the U.S. Purchase Agreement.

     (m) Conditions to Purchase of International Option Securities. In the event that the International Managers exercise their option provided in Section 2(b) hereof to purchase all or any portion of the International Option Securities, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company, any subsidiary of the Company and the Selling Shareholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Lead Managers shall have received:

          (i) Officers' Certificate. A certificate, dated such Date of Delivery, of a Co-CEO of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

          (ii) Certificate of Selling Shareholders. A certificate, dated such Date of Delivery, of an Attorney-in-Fact on behalf of each Selling Shareholder confirming that the certificate delivered at Closing Time pursuant to Section 5(f) remains true and correct as of such Date of Delivery.

          (iii) Opinions of Counsel for Company. The favorable opinion of Sonnenschein Nath & Rosenthal, counsel for the Company, together with the favorable opinions of Maples and Calder, special Cayman Islands counsel for the Company, Fortune Land Law Offices, special Taiwan counsel for the Company, and Shook, Hardy & Bacon, special regulatory counsel for the Company, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Sections 5(b)(i), (ii) and
     (iii) hereof, respectively.

          (iv) Opinion of Counsel for the Selling Shareholders. The favorable opinions of Sonnenschein Nath & Rosenthal, counsel for the U.S. Selling Shareholders, and Fortune Land Law Offices, counsel for the Taiwan Selling Shareholders, as applicable, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the International Option Securities to be purchased on such

     Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

          (v) Opinion of Counsel for Underwriters. The favorable opinion of Simpson Thacher & Bartlett, counsel for the Underwriters, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

          (vi) Bring-down Comfort Letter. A letter from Ernst & Young LLP, in form and substance satisfactory to the Lead Managers and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Lead Managers pursuant to Section 5(g) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

     (n) Additional Documents. At Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the International Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the International Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Lead Managers and counsel for the Underwriters.

     (o) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of International Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several International Managers to purchase the relevant International Option Securities, may be terminated by the Lead Managers by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6.  Indemnification.

     (a) Indemnification of International Managers. Each of the Company, Garmin Corp. and Garmin International jointly and severally, agree to indemnify and hold harmless each International Manager and each person, if any, who controls any International Manager within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act to the extent and in the manner set forth in clauses
(i), (ii), (iii) and (iv) below. In addition, each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each International Manager and each person, if any, who controls any International Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows, but only to the extent that it involves information concerning such Selling Shareholder:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered and (B) any untrue statement or alleged untrue statement of a material fact included in the supplement or prospectus wrapper material distributed in Taiwan and the United Kingdom in connection with the reservation and sale of the Reserved Securities to eligible employees, their relatives, and friends of the Company and its subsidiaries and persons having a business relationship with the Company or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectuses or preliminary prospectuses, not misleading;

          (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company and the Selling Shareholders; and

          (iv) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by MLI and CSFB Europe), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in
     Section 6(a)(ii)(A) hereof, to the extent that any such expense is not paid under (i), (ii) or (iii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any International Manager through the Lead Managers expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the International Prospectus (or any amendment or supplement thereto), which information consists only of the following information in the section of the Registration Statement and International Prospectus entitled "Underwriting": the first paragraph under the subsection entitled "Commissions and Discounts," the last paragraph under the subsection entitled "Quotation on the Nasdaq National Market" and the information under the subsections entitled "Intersyndicate Agreement" and "Price Stabilization, Short Positions and Penalty Bids".

     (b) Indemnification of Company, Directors and Officers and Selling Shareholders. Each International Manager severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, Garmin Corp., Garmin International and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder against any and all loss, liability, claim, damage and expense described in the indemnity contained in this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the International Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such International Manager through the Lead Managers expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the International Prospectus (or any amendment or supplement thereto).

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by MLI and CSFB Europe, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) or Section 6(a)(iii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     (e) Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the International Managers from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of eligible employees, their relatives, and friends of the Company and its subsidiaries and persons having business relationships with the Company to pay for and accept delivery of Reserved Securities which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase.

     (f) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification.

     SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the International Managers on the other hand from the offering of the International Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the International Managers on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in
Section 6(a)(ii)(A) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company and the Selling Shareholders on the one hand and the International Managers on the other hand in connection with the offering of the International Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the International Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discount received by the International Managers, in each case as set forth on the cover of the International Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet bear to the aggregate initial public offering price of the International Securities as set forth on such cover.

     The relative fault of the Company and the Selling Shareholders on the one hand and the International Managers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the International Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(a)(ii)(A) hereof.

     The Company, the Selling Shareholders and the International Managers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the International Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no International Manager shall be required to contribute any amount in excess of the amount by which the total price at which the International Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such International Managers has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an International Manager within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such International Manager, and each director of the Company, each officer of the Company who signed the Registration Statement, Garmin Corp. and Garmin International and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Shareholders, as the case may be. The International Managers' respective obligations to contribute pursuant to this

Section 7 are several in proportion to the number of Initial International Securities set forth opposite their respective names in Schedule A hereto and not joint.

     The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to contribution.

     SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any International Manager or controlling person, or by or on behalf of the Company or the Selling Shareholders, and shall survive delivery of the International Securities to the International Managers.

     SECTION 9.  Termination of Agreement.

     (a) Termination; General. Either MLI or CSFB Europe may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the International Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international markets, including Taiwan or the People's Republic of China, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Lead Managers, impracticable to market the International Securities or to enforce contracts for the sale of the International Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or
(iv) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 10. Default by One or More of the International Managers. If one or more of the International Managers shall fail at Closing Time or a Date of Delivery to purchase the International Securities which it or they are obligated to purchase under this Agreement (the

"Defaulted Securities"), the Lead Managers shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting International Managers, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Lead Managers shall not have completed such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted Securities does not exceed 10% of the number of International Securities to be purchased on such date, each of the non-defaulting International Managers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting International Managers, or

          (b) if the number of Defaulted Securities exceeds 10% of the number of International Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the International Managers to purchase and of the Company to sell the International Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting International Manager.

     No action taken pursuant to this Section shall relieve any defaulting International Manager from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the International Managers to purchase and the Company to sell the relevant International Option Securities, as the case may be, either the (i) Lead Managers or (ii) the Company and any Selling Shareholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectuses or in any other documents or arrangements. As used herein, the term "International Manager" includes any person substituted for an International Manager under this Section 10.

          SECTION 11. Default by One or More of the Selling Shareholders or the Company.

     (a) If any Selling Shareholder shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of International Securities which such Selling Shareholder or Selling Shareholders are obligated to sell hereunder, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of International Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule B hereto, then the International Managers may, at option of the Lead Managers, by notice from the Lead Managers to the Company and the non-defaulting Selling Shareholders, either (a) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (b) elect to purchase the International Securities which the non-defaulting Selling Shareholders and the Company have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

          In the event of a default by any Selling Shareholder as referred to in this Section 11, each of the Lead Managers, the Company and the non-defaulting Selling Shareholders shall have the right to postpone Closing Time or Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectuses or in any other documents or arrangements.

          (b) If the Company shall fail at Closing Time or at the Date of Delivery to sell the number of International Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

          SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the International Managers shall be directed to the Lead Managers at North Tower, World Financial Center, New York, New York 10281-1201, attention of Omar Jaffrey and at 277 Park Avenue, New York, New York 10172, attention of J. Tracy Mehr; notices to the Company shall be directed to it c/o Garmin International, Inc. at 1200 East 151st Street, Olathe, Kansas 66062, attention of Andrew Etkind; and notices to the Selling Shareholders shall be directed to them c/o Garmin International, Inc. at 1200 East 151st Street, Olathe, Kansas 66062, attention of Andrew Etkind.

          SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the International Managers, the Company, Garmin Corp., Garmin International and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the International Managers, the Company, Garmin Corp., Garmin International and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the International Managers, the Company, Garmin Corp., Garmin International and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of International Securities from any International Manager shall be deemed to be a successor by reason merely of such purchase.

          SECTION 14. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

          SECTION 15. Agent for Service of Process. For purposes of the Registration Statement and the 1933 Act and the rules and regulations promulgated thereunder, and for the purpose of complying with the laws of the various jurisdictions wherein the International Securities are to be offered, the Company, Garmin Corp., Garmin International and the Selling Shareholders each appoints SNR Registered Agent Services, Inc. at 4520 Main Street, Suite 1100, Kansas City, Missouri 64111 as its agent upon whom may be served any notice, process or pleading in any action or proceeding against it or arising out of or in connection with this Agreement, the sale of the International Securities or out of violation of the aforesaid laws with all other powers which are conferred upon an agent for service by the 1933 Act and the rules and regulations promulgated thereunder; and the Company, Garmin Corp., Garmin International and the Selling Shareholders each consents that any action or proceeding against it may be commenced in any court of competent jurisdiction and proper venue within such state by service of process upon said agent with the same effect as if the Company, Garmin Corp. and Garmin International were organized or created under the laws of such state and had been lawfully served with process in such state, and each of the Selling Shareholder was domiciled in such state and had been lawfully served with process in such state.

          SECTION 16. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the International Managers, the Company and the Selling Shareholders in accordance with its terms.

                              Very truly yours,



                              GARMIN LTD.



                              By _____________________________________

                                 Title:

                              GARMIN INTERNATIONAL, INC.



                              By ____________________________________

                                 Title:

                              GARMIN CORPORATION


                              By ____________________________________

                                 Title:

                              By ____________________________________

                              As Attorney-in-Fact acting on behalf of the Selling Shareholders named in Schedule B hereto

CONFIRMED AND ACCEPTED,
    as of the date first above written:


MERRILL LYNCH INTERNATIONAL
CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED


By: MERRILL LYNCH INTERNATIONAL



By _____________________________________
           Authorized Signatory

For themselves and as Lead Managers of the other International Managers named in Schedule A hereto.

                SCHEDULE A - INTERNATIONAL UNDERWRITING SCHEDULE

                                                                                 Number of
                                                                                  Initial
                                                                               International
Name of International Managers                                                  Securities
------------------------------                                                ---------------

Merrill Lynch International...............................................
Credit Suisse First Boston (Europe) Limited...............................
Salomon Brothers International Limited....................................
                                                                              ---------------
Total.....................................................................       1,575,000
                                                                              ===============

                                    Sch A-1

                SCHEDULE B - INTERNATIONAL SECURITIES TO BE SOLD

                  (COMPANY AND SELLING SHAREHOLDERS COMBINED)


                                    Number of Initial          Maximum Number of
                                International Securities     International Option
                                       to be Sold            Securities to Be Sold
                                ------------------------     ---------------------
Garmin Ltd.                                                          27,632
Selling Shareholders                                                208,618


Total......................               1,575,000                 236,250

                                    Sch B-1

                          SCHEDULE C - SELLING PRICE

                                  GARMIN LTD.

                            1,575,000 Common Shares
                          (Par Value $0.01 Per Share)


1. The initial public offering price per share for the International Securities, determined as provided in said Section 2, shall be $..

2. The purchase price per share for the International Securities to be paid by the several International Managers shall be $., being an amount equal to the initial public offering price set forth above less $. per share; provided that the purchase price per share for any International Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial International Securities but not payable on the International Option Securities.

                                    Sch C-1

                                  SCHEDULE D

                List of Persons and Entities Subject to Lock-up

1.   Gary L. Burrell
2.   Min H. Kao
3.   Min-Hwan Kao (Trustee of the Min-Hwan Kao Revocable Trust 9/28/95)
4. Donald Hubert Eller (Trustee of the Min-Hwan Kao 2000 Grantor Retained Annuity Trust)
5. Donald Hubert Eller (Trustee for the Yu-Fan C. Kao 2000 Grantor Retained Annuity Trust)
6.   Daniel Kao
7. Jonathan C. Burrell (Trustee for the Gary L. Burrell 2000 Grantor Retained Annuity Trust dated October 27, 2000)
8. Jonathan C. Burrell (Trustee for the Judith M. Burrell 2000 Grantor Retained Annuity Trust dated October 27, 2000)
9.   Dave Don Casey
10.  Paul Shumaker
11.  Donald H. Eller
12.  Ruey Chyr Kao
13.  James Kao
14.  Eric Kau
15.  Ryan Lee Kau
16.  Kenneth Kao
17.  Jennifer Kao
18.  Jeffrey Kao
19.  Steve Jang-Fu Kao
20.  Jasmine Kao

                                    Sch D-1

21.  Ruey-Jeng Kao
22.  Kuang-Ting Cheng
23.  Shu-Fen Hsu Lin
24.  Ha-Na Wu
25.  Yu-Yen Chang
26.  Sen-Shuh Chiou
27.  Min-Shia C. Chau
28.  Kuo-Cheng Kao
29.  Yin-An Hsieh
30.  Chao-Chung Wu
31.  Gender Industrial Corp.
32.  Chi-Min Wang
33.  Ching-Sheng Hsiao
34.  Wen-Jen Hung
35.  Li-Ying Hsieh
36.  Hsing-Yung Chung
37.  Tsung-Te Ho
38.  An-Hsiung Tseng
39.  Ching-Shun Su
40.  Tsung-Lin Chou
41.  Tsai-Sheng Liu
42.  Chiu-Chieh Lai
43.  Fan-Min Huang
44.  Li-Yun Peng
45.  Jiing-Fu Shiau

                                    Sch D-2

46.  Jia-Fang Tsai
47.  Pi-Yun Chung
48.  Man-Hsia C. Chiou
49.  Yen-Fu Cheng
50.  Shen-Fu Cheng
51.  Mu-Fu Cheng
52.  Han-Yun Hsiao
53.  Mei-Hsueh Lin
54.  I-Mao Kuan
55.  Yueh-Roei Tseng
56.  Tzay-Nong Tseng
57.  Gene-Wen Su
58.  Ching-Yao Su
59.  Hui-Ching Chen
60.  Hui-Jen Chen
61.  Hui-Min Chen
62.  Jin-Lien Huang
63.  Hsiu-Mei Wen Chung
64.  Shi-I Chung
65.  Cheng-Che Chung
66.  Cheng-Hsien Chung
67.  Hsiu-Yuan Kuan
68.  Yin-Wei Ho
69.  Kang-Wei Ho
70.  Mei-Hui Wu

                                    Sch D-3

71.  Eng-Eng Shu Tseng
72.  Yun-Chieh Tseng
73.  Te-Lin Tseng
74.  Tsong-Liang Chou
75.  Chung-Shi Chou
76.  Nai-Wu
77.  Wen-I Liu
78.  Shu-Kang Liu
79.  Su-Lin Liu
80.  Pi-Chu Pai
81.  Chi-Hao Lai
82.  Szu-Yin Lai
83.  Shing-Hsiang Liu Kuan
84.  Lien-Piao Kuan
85.  Chen-Chuan Kuan
86.  Meei-Juan Chen
87.  Yi-Ru Chen
88.  Jung-Ting Chen
89.  Hsiu-Ming Cheng
90.  Ya-Ching Tzeng
91.  Fang-Yu Tseng
92.  Meei-May Tseng
93.  Mei-Ling Tsai
94.  Yu-Hsien Su
95.  Kui-Yeh Chen

                                    Sch D-4

96.  Tsai-Wie Tseng
97.  I-Ju Tseng
98.  I-Chieh Tseng
99.  Pei-Hsun Hsieh
100. Annie Lin
101. Hwei-Lin Wu

                                    Sch D-5

                                                                     Exhibit A-1

               FORM OF OPINION OF SONNENSCHEIN NATH & ROSENTHAL,
     COUNSEL FOR THE COMPANY, TO BE DELIVERED PURSUANT TO SECTION 5(b)(i)

1. Garmin International is validly existing as a corporation in good standing under the laws of the State of Kansas.

2. Garmin International has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under the U.S. Purchase Agreement and the International Purchase Agreement.

3. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in the United States in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. Counsel may rely upon the opinion of Andrew Etkind, the general counsel of Garmin International.

4. Except as otherwise disclosed in the Registration Statement, all of the issued and outstanding common shares of Garmin International have been duly authorized and validly issued, are fully paid and non-assessable and, to the best of our knowledge, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity and none of the outstanding common shares of Garmin International was issued in violation of the preemptive or similar rights of any securityholder of Garmin International.

5. The U.S. Purchase Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by Garmin International.

6. The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectuses pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

7. The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectuses, and each amendment or supplement to the Registration Statement and Prospectuses, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted

                                     A-1-1
     therefrom, as to which we express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

8. If Rule 434 has been relied upon, the Prospectuses were not "materially different," as such term is used in Rule 434, from the prospectuses included in the Registration Statement at the time it became effective.

9. The form of certificate used to evidence the Common Shares complies in all material respects with the requirements of the Nasdaq National Market.

10. To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the U.S. Purchase Agreement and the International Purchase Agreement or the performance by the Company of its obligations thereunder.

11. The information in the Prospectuses under "Description of Share Capital", "Business--Facilities", "Business--Regulations", and "Tax Considerations--United States Federal Income Tax Considerations" and in the Registration Statement under Item 14, to the extent that it constitutes matters of law, summaries of legal matters, the Company's charter and bylaws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects; and our opinion set forth in
     Exhibit 8.1 to the Registration Statement is confirmed.

12. To the best of our knowledge, there are no statutes or regulations that are required to be described in the Prospectuses that are not described as required.

13. All descriptions in the Registration Statement of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

14. To the best of our knowledge, neither the Company nor any subsidiary is in violation of its Memorandum and Articles of Association or charter or by-laws, as applicable, and no default by the Company or any subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note,

                                     A-1-2
     lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectuses or filed or incorporated by reference as an exhibit to the Registration Statement.

15. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations, which have been made or obtained, or as may be required under the securities or blue sky laws of the various states or under the laws and regulations of jurisdictions outside the United States, as to which we express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the U.S. Purchase Agreement or the International Purchase Agreement or for the offering, issuance, sale or delivery of the Securities.

16. The execution, delivery and performance of the U.S. Purchase Agreement and the International Purchase Agreement and the consummation of the transactions contemplated in the U.S. Purchase Agreement and the International Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use Of Proceeds") and compliance by the Company with its obligations under the U.S. Purchase Agreement and the International Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(x) of the U.S. Purchase Agreement and the International Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the Memorandum of Association or Articles of Association or charter or by-laws, as applicable, of the Company or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations. Counsel may rely upon the opinion of Andrew Etkind with respect to agreements of the Company.

17. To the best of our knowledge, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                                     A-1-3

18. The Company is not an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the 1940 Act.

19. Nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable) (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we need make no statement), at the time the Prospectuses were issued, at the time any such amended or supplemented prospectuses were issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

20. The reorganization described in the section of the Registration Statement and Prospectuses entitled "Reorganization" and contemplated by the Shareholders Agreement and the Bridge Loan Agreements (as defined in the U.S. Purchase Agreement and the International Purchase Agreement) have been completed, and comply in all respects with applicable law. The execution, delivery and performance of each of the Bridge Loan Agreements to which Garmin International is a party are within Garmin International's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. The Bridge Loan Agreements have been duly executed and delivered by Garmin International to the extent a party thereto, and constitute legal, valid and binding obligations of each Loan Party (as defined below), as applicable, enforceable against the Company, Garmin Corp. and Garmin International (each a "Loan Party") in accordance with their respective terms.

21. The choice of New York law to govern the U.S. Purchase Agreement and the International Purchase Agreement in which such choice is stipulated is an effective choice of law, except where there is no logical or reasonable basis for the choice of New York law and except where the choice of New York law infringes upon a fundamental policy of the applicable state.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of the laws of Cayman Islands and Taiwan, upon the opinion of Maples and Calder and Fortune Land Law Offices, special counsel to the Company (which opinion shall be dated and furnished to the Lead Managers at the Closing Time, shall be satisfactory in form and substance to counsel for the Underwriters and shall expressly state that the International Managers may rely on such opinion as if it were addressed to them), provided that Sonnenschein

                                     A-1-4

Nath & Rosenthal shall state in its opinion that it believes that it and the International Managers are justified in relying upon such opinion, and (B) as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                     A-1-5

                                                                     Exhibit A-2

         FORM OF OPINION OF MAPLES AND CALDER, SPECIAL CAYMAN ISLANDS
                        COUNSEL FOR THE COMPANY, TO BE
                    DELIVERED PURSUANT TO SECTION 5(b)(ii)

1. The Company has been duly incorporated for an unlimited duration and is validly existing and in good standing under the laws of the Cayman Islands.

2. The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under the U.S. Purchase Agreement and the International Purchase Agreement.

3. The authorized, issued and outstanding share capital of the Company is as set forth in the Prospectuses in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuance, if any, pursuant to the U.S. Purchase Agreement and the International Purchase Agreement or pursuant to reservations, agreements, or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Prospectuses); the issued and outstanding share capital of the Company, including the shares to be purchased by the Underwriters from the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable (assuming payment therefor); and none of the outstanding share capital of the Company was issued in violation of the preemptive or similar rights pursuant to the memorandum and articles of association of the Company.

4. The shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to the U.S. Purchase Agreement and the International Purchase Agreement and, when issued and delivered by the Company pursuant to the U.S. Purchase Agreement and the International Purchase Agreement against payment of the consideration set forth in the U.S. Purchase Agreement and the International Purchase Agreement and relevant entries made in the register of members of the Company, will be validly issued and fully paid and non-assessable and no holder of such shares is or will be subject to personal liability by reason only of being such a holder.

5. The issuance and sale of the shares by the Company and the sale of the shares by the Selling Shareholders is not subject to preemptive or other similar rights pursuant to the memorandum and articles of association or in any document referred to in this opinion as having been reviewed by us.

6. The form of certificate used to evidence the shares complies in all material respects with all applicable statutory requirements and with any applicable requirements of the memorandum and articles of association of the Company.

                                     A-2-1

7. Based on our review of the Register of Writs and other Originating Process, there is no pending action, suit, proceeding, inquiry or investigation in the Cayman Islands to which the Company or any subsidiary is a party, or to which the property of the Company is subject, before or brought by any court or governmental agency or body in the Cayman Islands.

8. The information in the Prospectuses under "Description of Share Capital," and "Tax Considerations--Cayman Islands Tax Considerations" and in the Registration Statement under Item 14 to the extent that it constitutes matters of law, summaries of legal matters, the Company's memorandum and articles of association or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects; and our opinion set forth in Exhibit 8.2 to the Registration Statement is confirmed.

9. To the best of our knowledge, the Company is not in violation of its memorandum or articles of association and no default by the Company exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectuses or filed or incorporated by reference as an exhibit to the Registration Statement.

10. The execution and delivery of the U.S. Purchase Agreement and the International Purchase Agreement by the Company and the performance of its obligations thereunder have been duly authorized and approved by all necessary corporate action of the Company and do not violate, conflict with or result in a breach of any of the terms or provisions of its memorandum and articles of association or any law, public rule or regulation applicable to the Company in the Cayman Islands currently in force and do not violate, conflict with or result in a breach of any existing order or decree of any governmental authority or agency or any official body in the Cayman Islands.

11. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Cayman Islands court or governmental authority or agency, is necessary or required in connection with the due authorization, execution and delivery of the U.S. Purchase Agreement and the International Purchase Agreement or for the offering, issuance, sale or delivery of the shares.

12. Our opinions expressed in our legal opinion dated 20th September 2000 addressed to Merrill Lynch Capital Corporation, Garmin Funding, Inc. and Citibank, N.A. were true and accurate at the date thereof and may be relied on by you.

13. The reorganization described in the section of the Registration Statement and Prospectuses entitled "Reorganization", and contemplated by the Bridge Loan Agreements and the Shareholders Agreement entered into in connection

                                     A-2-2
     therewith, has been completed and complies in all respects with Cayman Islands law.

14. The U.S. Purchase Agreement and the International Purchase Agreement when executed and delivered for and on behalf of the Company will constitute legal, valid and binding obligations of the Company enforceable in the Cayman Islands in accordance with their terms except and in so far as such enforcement may be limited as hereinafter set forth.

15. No stamp duties or other similar taxes or charges are payable under the laws of the Cayman Islands in respect of (i) the execution or delivery of the U.S. Purchase Agreement or the International Purchase Agreement or the performance or enforcement of the terms thereof by any of the Underwriters,
     (ii) the issuance and sale of the shares by the Company; or (iii) the sale and delivery outside of the Cayman Islands by the Underwriters of the shares to the initial purchasers thereof, unless they are executed in or thereafter brought within the jurisdiction of the Cayman Islands (e.g. for the purposes of enforcement).

16. There are currently no taxes or other charges or deductions payable (by withholding or otherwise) to the Cayman Islands government or any taxing authority thereof on or by virtue of (i) the execution, delivery or enforcement of the U.S. Purchase Agreement or the International Purchase Agreement, (ii) any payment of any nature to be made by the Company under the U.S. Purchase Agreement or the International Purchase Agreement, (iii) the issuance and sale of the shares by the Company, or (iv) the sale and delivery outside the Cayman Islands by the Underwriters of the shares to the initial purchasers thereof. The Cayman Islands currently have no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

17. The Company can sue and be sued in its own name under the laws of the Cayman Islands. The choice of the laws of New York to govern the U.S. Purchase Agreement and the International Purchase Agreement will be upheld as a valid choice of law under the laws of the Cayman Islands and the courts of the Cayman Islands would uphold such choice of law in a suit on the U.S. Purchase Agreement and the International Purchase Agreement brought in the courts of the Cayman Islands, assuming it is so pleaded. An action against the Company in the Cayman Islands under the U.S. Purchase Agreement and the International Purchase Agreement could be instituted in the Grand Court, which has jurisdiction over the Company and would accept jurisdiction over any action or proceedings based on the U.S. Purchase Agreement and the International Purchase Agreement without first having to obtain a judgment in respect of the U.S. Purchase Agreement and the International Purchase Agreement in a court of New York or any other relevant jurisdiction. In the event of any proceedings being brought in the Cayman Islands courts in respect of a monetary obligation expressed to be payment in a currency other than Cayman Islands dollars, a Cayman Islands court would give judgment expressed as an order to pay such

                                     A-2-3
     currency or its Cayman Islands dollar equivalent at the time of payment or enforcement of the judgment.

18. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in New York, the courts of the Cayman Islands will recognize and enforce a judgment of a foreign court of competent jurisdiction in respect of any legal suit or proceeding arising out of or relating to the U.S. Purchase Agreement and the International Purchase Agreement without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided that such judgment is final and conclusive, for a liquidated sum, not in respect of taxes or a fine or penalty, is not inconsistent with a Cayman Islands judgment in respect of the same matter, and was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands. A Cayman Islands court may stay proceedings if concurrent proceedings are being brought elsewhere. A foreign judgment may be final and conclusive even if subject to appeal. However, if applicable, a Cayman Islands court may stay enforcement until such appeal has been heard.

                                     A-2-4

                                                                     Exhibit A-3

       FORM OF OPINION OF FORTUNE LAND LAW OFFICES, SPECIAL TAIWAN LAW
                         COUNSEL OF THE COMPANY, TO BE
                    DELIVERED PURSUANT TO SECTION 5(b)(iii)

1. Garmin Corp. has been duly incorporated and is validly existing and in good standing as a company under the laws of Taiwan.

2. Garmin Corp. has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under the U.S. Purchase Agreement and the International Purchase Agreement.

3. Garmin Corp. is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

4. Except as otherwise disclosed in the Registration Statement, all of the issued and outstanding common shares of Garmin Corp. have been duly authorized and validly issued, are fully paid and non-assessable and are held of record by and, to the best of our knowledge, are beneficially owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding common shares of Garmin Corp. was issued in violation of the preemptive or similar rights of any securityholder of Garmin Corp.

5. The U.S. Purchase Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by Garmin Corp.

6. To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which Garmin Corp. or any subsidiary is a party, or to which the property of Garmin Corp. or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the U.S. Purchase Agreement and the International Purchase Agreement or the performance by Garmin Corp. of its obligations thereunder.

7. To the best of our knowledge, Garmin Corp. is not in violation of its charter or by-laws and no default by Garmin Corp. exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration

                                     A-3-1

     Statement or the Prospectuses or filed or incorporated by reference as an exhibit to the Registration Statement.

8. The execution, delivery and performance of the U.S. Purchase Agreement and the International Purchase Agreement and the consummation of the transactions contemplated in the U.S. Purchase Agreement and the International Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use Of Proceeds") and compliance by Garmin Corp. with its obligations under the U.S. Purchase Agreement and the International Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(x) of the U.S. Purchase Agreement and the International Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Garmin Corp. or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which Garmin Corp. or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of Garmin Corp. or any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of Garmin Corp. or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over Garmin Corp. or any subsidiary or any of their respective properties, assets or operations.

9. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, in Taiwan is necessary or required in connection with the due authorization, execution and delivery of the U.S. Purchase Agreement and the International Purchase Agreement or for the offering, issuance, sale or delivery of the Securities.

10. The reorganization described in the section of the Registration Statement and Prospectuses entitled "Reorganization" and contemplated by the Shareholders Agreement has been completed, and together with the Bridge Loan Agreements and the Shareholders Agreement complies in all respects with applicable law. Garmin Corp. (a) has the corporate power and authority to execute and deliver the Bridge Loan Agreements to which it is a party and to borrow and perform its obligations thereunder and the transactions contemplated thereby and to grant the security interests to be granted by it pursuant to the Pledge Agreement and (b) has duly authorized, executed and delivered each Bridge Loan Agreement to which it is a party. The execution and delivery by Garmin Corp. of the Bridge Loan Agreements to which it is a party, and the U.S. Purchase Agreement and the International Purchase Agreement performance of its obligations under the Bridge Loan Agreements and the U.S. Purchase Agreement and the

                                     A-3-2

          International Purchase Agreement performance of its obligations under the Bridge Loan Agreements and the U.S. Purchase Agreement and the International Purchase Agreement and performance of the other transactions contemplated thereby and granting of the security interests to be granted by it pursuant to the Pledge Agreement(s) will not result in any violation of (1) the articles of incorporation or by-laws of Garmin Corp., (2) any Taiwan law or any rule or regulation issued pursuant to any Taiwan law or any order issued by any court or governmental agency or body and (b) will not breach or result in an a default under or result in the creation of any lien upon or security interest in Garmin Corp.'s properties pursuant to the terms of any other agreement or any other instrument to which Garmin Corp. is party.

     11. Garmin Corp.'s submission to the non-exclusive jurisdiction of any court of competent jurisdiction provided for in the U.S. Purchase Agreement and the International Purchase Agreement is valid and enforceable under the laws of Taiwan. The choice of New York law, as the governing law of the U.S. Purchase Agreement and the International Purchase Agreement, is under the laws of Taiwan, valid and effective choice of law. A judgment rendered by any court of or in the State of New York, County of New York pursuant to a legal action instituted before such courts in connection with the U.S. Purchase Agreement and the International Purchase Agreement would be enforceable against Garmin Corp. in the courts of Taiwan. It is not necessary under Taiwan law (i) in order to enable the Underwriters to enforce their rights under the U.S. Purchase Agreement or the International Purchase Agreement in Taiwan or (ii) by reason of the execution, delivery or performance of such agreements that any Underwriter should be licensed or qualified to carry on business or satisfy any so called "doing business" requirements in Taiwan.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of the laws of the Cayman Islands and the United States, upon the opinion of Maples and Calder and Sonnenschein Nath & Rosenthal, special counsel and counsel to the Company (which opinion shall be dated and furnished to the Representatives at the Closing Time, shall be satisfactory in form and substance to counsel for the Underwriters and shall expressly state that the International Managers may rely on such opinion as if it were addressed to them), provided that Fortune Land Law Offices shall state in its opinion that it believes that it and the International Managers are justified in relying upon such opinion, and (B) as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions.


                                     A-3-3

                                                                     Exhibit A-4

         FORM OF OPINION OF SHOOK, HARDY & BACON, SPECIAL REGULATORY
                         COUNSEL OF THE COMPANY, TO BE
                     DELIVERED PURSUANT TO SECTION 5(b)(iv)

                                     [Date]

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
CREDIT SUISSE FIRST BOSTON CORPORATION
 as U.S. Representatives of the several U.S. Underwriters
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

MERRILL LYNCH INTERNATIONAL
CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED as Lead Managers of the several International Managers
c/o Merrill Lynch International
Ropemaker Place
25 Ropemaker Street
London EC2Y 9LY
England

               Re:  Garmin Ltd., Special Federal Communications
                    Commission Counsel's Opinion

Ladies and Gentlemen:

          We serve as special Federal Communications Commission ("FCC") counsel for Garmin Ltd. (the "Company") in connection with its operations pursuant to the rules and regulations of the FCC (47 C.F.R. (S)(S) 0.1 et seq.). This opinion is delivered to you at the request of the Company in connection with the following sections of its S-1 Registration Statement dated [ ], 2000 entitled:
"RISKS RELATED TO OUR COMPANY - ANY REALLOCATION OF RADIO FREQUENCY SPECTRUM COULD CAUSE INTERFERENCE WITH THE RECEPTION OF GPS SIGNALS. THIS INTERFERENCE COULD HARM OUR BUSINESS."; and, "ULTRA-WIDEBAND RADIO DEVICES COULD CAUSE INTERFERENCE WITH THE RECEPTION OF GPS SIGNALS. THIS INTERFERENCE COULD HARM OUR BUSINESS."; in addition, this opinion relates to the "REGULATIONS" section, but only as that section relates to FCC regulatory matters (the "Applicable S-1 Sections").

                                     A-4-1

          For the purposes of this opinion, we have made such examination of the Communications Act of 1934, as amended (the "Communications Act"), and the rules, regulations, decisions and policies published and promulgated by the FCC thereunder and pursuant thereto (collectively, together with the Communications Act, the "Rules") as we have deemed necessary or proper for this opinion. In addition, we have investigated such questions of law and examined such documents as in our judgment were necessary to enable us to render the opinions expressed below. We are opining solely with respect to the Rules, and we express no opinion herein concerning any other laws, rules or regulations or as to the laws of any jurisdiction.

          As to any facts material to the opinions expressed herein, we have reviewed and relied upon: (a) statements and representations made to us by the Company; (b) the publicly available files of the FCC; (c) a review of such of our internal records and files as we have deemed appropriate. In our investigation we have assumed (i) the genuineness of the signatures, and the authority of the persons signing all documents in connection with which this opinion is rendered, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to authentic original documents of all documents submitted to us as copies and the authenticity of the originals of said copies and (iv) the due authorization, execution and delivery of all documents, instruments and agreements. Where, in this opinion, the phrase "to the best of our knowledge" or like language is used to qualify an opinion herein, it shall mean that, in addition to relying on the matters set forth in the foregoing sentences, the opinion so qualified is limited to the knowledge of our lawyers currently within our firm who have worked on matters on behalf of the Company.

          Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications, assumptions and exceptions set forth herein, we are of the opinion that:

          The statements contained in the Applicable S-1 Sections insofar as they describe the Company's risks and operations pursuant to the Rules constitute an accurate summary thereof in all material respects.

          Without limiting the applicability of any qualification, limitation or assumption set forth herein, the foregoing opinion is subject to the following additional qualifications:

     a. We are qualified to practice law in the District of Columbia. The opinion set forth herein is limited in all respects to matters governed by the federal law of the United States and the law of the District of Columbia, in each case to the extent applicable and not excepted from the scope of the opinion set forth herein. We express no opinion as to choice of law or conflicts of law.

     b. The information set forth herein is as of the date hereof. We assume no obligation to advise you of changes which may hereafter be brought to our attention. Our opinion is given as of the date hereof and are expressly limited to the matters stated herein, and no opinion is implied or may be inferred beyond what is explicitly stated in this letter. We do not opine with respect to any law, regulation, rule or governmental policy which may


                                     A-4-2
     be proposed, enacted or adopted after the date hereof, nor do we assume any responsibility to advise you of future changes in our opinion.

     c. This opinion is furnished by us solely for your benefit and may be relied upon only by you in connection with the matters discussed herein. This opinion may not be used, circulated or quoted, in whole or in part, or be furnished to or relied upon by any other person or governmental agency without our prior written consent.

     d. This letter expresses our professional legal opinion as to the foregoing matters and is based upon our professional knowledge and judgment; it is not, however, to be construed as a guaranty.

                              Very truly yours,


                              SHOOK, HARDY & BACON, L.L.P.

                                     A-4-3

                                                                       Exhibit B

            FORM OF OPINION OF COUNSEL FOR THE SELLING SHAREHOLDERS,
                    TO BE DELIVERED PURSUANT TO SECTION 5(c)

1. No filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (other than the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals or consents as may be necessary under state securities laws, as to which we express no opinion) is necessary or required to be obtained by the Selling Shareholders for the performance by each Selling Shareholder of its obligations under the U.S. Purchase Agreement or the International Purchase Agreement or in the Power of Attorney or under the Custody Agreement, or in connection with the offer, sale or delivery of the Securities.

2. Each Power of Attorney and Custody Agreement has been duly executed and delivered by the respective Selling Shareholders named therein and constitutes the legal, valid and binding agreement of such Selling Shareholder.

3. The U.S. Purchase Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by or on behalf of each Selling Shareholder.

4. Each Attorney-in-Fact has been duly authorized by the Selling Shareholders to deliver the Securities on behalf of the Selling Shareholders in accordance with the terms of the U.S. Purchase Agreement and the International Purchase Agreement.

5. The execution, delivery and performance of the U.S. Purchase Agreement and the International Purchase Agreement and the Power of Attorney and the Custody Agreement and the sale and delivery of the Securities and the consummation of the transactions contemplated in the U.S. Purchase Agreement and the International Purchase Agreement and in the Registration Statement and compliance by each Selling Shareholder with its obligations under the U.S. Purchase Agreement and the International Purchase Agreement have been duly authorized by all necessary action on the part of each Selling Shareholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities or any property or assets of the Selling Shareholders pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other instrument or agreement to which any Selling Shareholder is a party or by which they may be bound, or to which any of the property or assets of the Selling Shareholders may be subject nor will such action result in any violation of the provisions of the charter or by-laws of the Selling Shareholders, if applicable, or any law, administrative regulation, judgment or order of any governmental agency or body or any administrative or court decree having jurisdiction over such Selling Shareholder or any of its properties.

6. To the best of our knowledge, each Selling Shareholder has valid and marketable title to the Securities to be sold by such Selling Shareholder pursuant to the U.S. Purchase Agreement and the International Purchase Agreement, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, and has full right, power and authority to sell, transfer and deliver such Securities pursuant to the U.S. Purchase Agreement and the International Purchase Agreement. By delivery of a certificate or certificates therefor such Selling Shareholder will transfer to the Underwriters who have purchased such Securities pursuant to the U.S. Purchase Agreement and the International Purchase Agreement (without notice of any defect in the title of such Selling Shareholder and who are otherwise bona fide purchasers for purposes of the Uniform Commercial Code) valid and marketable title to such Securities, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

                                                                       Exhibit C

         FORM OF LOCK-UP FROM DIRECTORS, OFFICERS OR OTHER STOCKHOLDERS
                            PURSUANT TO SECTION 5(K)


                                    ________, 2000

Garmin Ltd.
Queensgate House
P.O. Box 30464SMB
113 South Church Street, George Town,
Grand Cayman, Cayman Islands

Donaldson, Lufkin & Jenrette Securities Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Salomon Smith Barney, Inc.
C/O:  Donaldson, Lufkin & Jenrette Securities Corporation
      277 Park Avenue
      New York, New York 10172

Dear Sirs:

     The undersigned understands that Donaldson, Lufkin & Jenrette Securities Corporation and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Representatives of the several underwriters (the "Underwriters"), propose to enter into a Purchase Agreement with Garmin Ltd. (the "Company"), providing for the initial public offering (the "Initial Public Offering") of common shares, par value $0.01 per share (the "Common Shares"), of the Company.

     To induce the Underwriters that may participate in the Initial Public Offering to continue their efforts in connection with the Initial Public Offering, the undersigned, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Initial Public Offering:

     1. agrees not to (x) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares (including, without limitation, securities convertible into or exercisable or exchangeable for Common Shares which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission) or (y) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Shares (regardless of whether any of the transactions described in clause (x) or (y) is to be settled by the delivery of Common Shares, or such other securities, in cash or otherwise), without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated;

     2. agrees not to make any demand for, or exercise any right with respect to, the registration of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated; and

     3. authorizes the Company to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of the Company with respect to any Common Shares and any securities convertible into or exercisable or exchangeable for Common Shares for which the undersigned is the record holder and, in the case of any such shares or securities for which the undersigned is the beneficial but not the record holder, agrees to cause the record holder to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such shares or securities.

     Notwithstanding the above, the undersigned may offer, sell, assign or otherwise transfer Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares (i) to trusts for the benefit of the undersigned and/or members of the immediate family of the undersigned provided each recipient of the above transfer agrees in writing to be bound by the terms of this letter agreement in form identical to this letter agreement; or (ii) as part of the Initial Public Offering; or (iii) as part of the reorganization as described in the initial prospectus relating to the Initial Public Offering.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into the agreements set forth herein, and that, upon request, the undersigned will execute any additional documents reasonably necessary or desirable in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                              Very truly yours,


                              ___________________________
                              Name: (Please Type)


                              Address

Social Security or Taxpayer
Identification or Passport Number:
Number of Common Shares owned or
to be owned, if known:
Number of securities that are
convertible into, or exercisable or
exchangeable for, Common Shares:
Number of Common Shares issuable
upon conversion, exercise or exchange
of such securities:

                                                                         Annex A

          FORM OF ACCOUNTANTS' COMFORT LETTER PURSUANT TO SECTION 5(g)


December   , 2000

Garmin Ltd.
c/o Garmin International, Inc.
1200 East 151st Street
Olathe, Kansas  66062

          and

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
CREDIT SUISSE FIRST BOSTON CORPORATION
 as U.S. Representatives of the several U.S. Underwriters
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

MERRILL LYNCH INTERNATIONAL
CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED
 as Lead Managers of the several International Managers
c/o Merrill Lynch International
Ropemaker Place
25 Ropemaker Street
London EC2Y 9LY
England

Dear Sirs:

     We have audited the consolidated balance sheets of Garmin Ltd. (the "Company") and subsidiaries as of December 25, 1999 and December 26, 1998 and the consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 25, 1999, and the related schedule, all included in the Registration Statement (No. 333-45514) on Form S-1 filed by the Company under the Securities Act of 1933 (the "Act"); our reports with respect thereto also are included in such Registration Statement as amended
as of December   , 2000, herein referred to as the "Registration Statement."

     In connection with the Registration Statement:


                                    Annex A

     1. We are independent auditors with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the SEC.

     2. In our opinion, the consolidated financial statements and financial statement schedule audited by us and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.

     3. We have not audited any financial statements of the Company as of any date or for any period subsequent to December 25, 1999. The purpose (and therefore the scope) of our audit for the year ended December 25, 1999 was to enable us to express our opinion on the consolidated financial statements at December 25, 1999 and for the year then ended, but not on the financial statements for any interim period within such year. Therefore, we are unable to express and do not express an opinion on: the unaudited consolidated balance sheet at September 23, 2000; the unaudited consolidated statements of income, stockholders' equity, and cash flows for the nine-month periods ended September 23, 2000 and September 25, 1999, included in the Registration Statement; or the financial position, results of operations, or cash flows as of any date or for any period subsequent to December 25, 1999.

     4. For purposes of this letter, we have read the 2000 minutes of meetings of the stockholders and the Board of Directors of the Company and its
subsidiaries as set forth in the minute books through December   , 2000,
officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein, and have carried out other procedures
to December   , 2000 as follows (our work did not extend to the period from
December   , 2000 to December   , 2000 inclusive):

          a. With respect to the nine-month periods ended September 23, 2000 and September 25, 1999, we have:

     (1) performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS 71, Interim Financial Information, on the unaudited consolidated balance sheet at September 23, 2000 and the unaudited consolidated statements of income, stockholders' equity, and cash flows for the nine-month periods ended September 23, 2000 and September 25, 1999, included in the Registration Statement; and

     (2) inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether the unaudited consolidated financial statements referred to under a.(1) comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.

          b. With respect to the period from September 24, 2000 to October 21, 2000, we have:

     (1) read the unaudited consolidated financial statements for the Company's fiscal month of October of both 2000 and 1999 furnished to us by the Company, officials of the

                                    Annex A

          Company having advised us that no such financial statements as of any date or for any period subsequent to October 21, 2000 were available; and

     (2) inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether the unaudited consolidated financial statements referred to under b.(1) are stated on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement.

     The foregoing procedures do not constitute an audit conducted in accordance with auditing standards generally accepted in the United States. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations as to the sufficiency of the foregoing procedures for your purposes.

     5. Nothing came to our attention as a result of the foregoing procedures that caused us to believe that:

         c. any material modifications should be made to the unaudited consolidated financial statements described in 4.a.(1) above, included in the Registration Statement, for them to be in conformity with accounting principles generally accepted in the United States,

         d. the unaudited consolidated financial statements described in 4.a.(1) above do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC; or

         e. (i) at October 21, 2000, there was any change in the common shares, increase in long-term debt or decrease in consolidated net current assets or stockholders' equity of the consolidated companies as compared with the amounts shown in the September 23, 2000 unaudited consolidated balance sheet included in the Registration Statement; or (ii) for the period from September 24, 2000 to October 21, 2000, there was any decrease, as compared with the corresponding period in the preceding year, in consolidated net sales or in the total or per-share amounts of consolidated net income.

     6. As mentioned under 4.b. above, Company officials have advised us that no consolidated financial statements as of any date or for any period subsequent to October 21, 2000 are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after October 21, 2000 have, of necessity, been even more limited than those with respect to the periods referred to in 4. above. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether: (i) at December , 2000 there was any change in the common shares, increase in long-term debt or any decreases in consolidated net current assets or stockholders' equity of the consolidated companies as compared with the amounts shown on the September 23, 2000 unaudited consolidated balance sheet included in the Registration Statement, or (ii) for the period from

                                    Annex A

September 24, 2000 to December   , 2000, there were any decreases, as compared
with the corresponding period in the preceding year, in consolidated net sales or in the total or per-share amounts of consolidated net income. On the basis of these inquiries and our reading of the minutes as described in 4. above, nothing came to our attention that caused us to believe that there was any such change, increase, or decrease.

     7. At your request, we have also read the items identified by you on the attached copy of the Registration Statement (prospectuses), and have performed the following procedures, which were applied as indicated with respect to the symbols explained below:

          a. Compared the dollar amounts either to the amounts in the audited consolidated financial statements described in the introductory paragraph of this letter or, for prior years, audited consolidated financial statements for 1997, 1996 and 1995, or to amounts in the unaudited consolidated financial statements described in paragraph 3 above, to the extent such amounts are included in or can be derived from such statements and found them to be in agreement.

          b. Compared the dollar and other amounts not derived directly from audited or unaudited consolidated financial statements to amounts in the Company's accounting records to the extent such amounts could be so compared directly and found them to be in agreement.

          c. Compared the dollar and other amounts not derived directly from audited or unaudited consolidated financial statements, or that could not be compared directly to the Company's accounting records, to amounts in analyses prepared by the Company from its accounting records and found them to be in agreement.

          d. Proved the arithmetic accuracy of the percentages or amounts based on the data in the above-mentioned financial statements, accounting records, and analyses.

          e. Computed the number of common shares to be outstanding after this offering by totaling the number of common shares issued and outstanding at September 23, 2000 appearing in the unaudited consolidated financial statements at that date and the number of common shares offered by the Company in the Registration Statement as set forth under the caption "Common Shares Offered By Us" on Page 4, and compared the computed amount to this corresponding amount and found them to be in agreement.

                    We make no comment as to the appropriateness or completeness of the Company's determination of the Regulation S-K requirements for quantitative and qualitative disclosures about market risks nor with respect to the reasonableness of the assumptions underling the disclosures. We make no representation as to whether the transaction will take place or the

                                    Annex A
                    number of shares to be sold in the transaction. We make no legal representations as to questions of legal interpretation regarding the completeness or appropriateness of the Company's determination of what constitutes executive compensation for purposes of the SEC disclosure requirements on executive compensation.

     8. Our audits of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter were comprised of audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For neither the periods referred to therein nor any other period did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above and, accordingly, we do not express an opinion thereon.

     9. It should be understood that we make no representations as to questions of legal interpretation or as to the sufficiency for your purposes of the procedures enumerated in the preceding paragraph; also, such procedures would not necessarily reveal any material misstatement of the information identified in 7. above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Registration Statement and make no representations as to the adequacy of disclosure or as to whether any material facts have been omitted.

     10. This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement, and is not to be used, circulated, quoted or otherwise referred to within or without the underwriting group for any other purpose, including, but not limited to, the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the underwriting agreement or any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.


                              Very truly yours,



                              /s/ Ernst & Young LLP


                                    Annex A